Corporate Resources Services, Inc. Signs an Agreement with Del Monte Fresh Produce Company

NEW YORK-- (BUSINESS WIRE)  – May 8, 2013 -- Corporate Resource Services, Inc. (OTCBB:CRRS), a diversified staffing, recruiting, and consulting services firm providing managed services and trained employees in the areas of Insurance, Information Technology, Accounting, Legal, Engineering, Science, Healthcare, Life Sciences, Creative Services, Hospitality, Retail, General Business and Light Industrial work, today announced that it closed on a three (3) year contract with Del Monte Fresh Produce N.A., Inc. (NYSE:FDP, “Del Monte Fresh”) in various locations throughout the United States.

"We are very excited to grow our relationship with Del Monte Fresh and expand in additional locations throughout the United States and Canada,” said Frank Vaccaro, President of Sales, Corporate Resource Services, Inc.  “Our partnership with Del Monte Fresh has given us a tremendous platform to grow, and offers them an operational cost model that encourages efficiency and profitability in every production site we operate.   Del Monte Fresh is viewed as a true strategic partner with CRS and we value the long term commitment they have made with our organization.  This type of business is a win-win for both companies as it provides stable value to CRS and its shareholders.”

About Del Monte Fresh Produce N.A., Inc.

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Del Monte Fresh Produce N.A., Inc. is one of North America’s leading marketers and distributors of high-quality fresh and fresh-cut fruit and vegetables.  Del Monte Fresh Produce N.A., Inc. markets its products in North America under the Del Monte® brand (as well as other brands), a symbol of product innovation, quality, freshness and reliability for over 120 years.

About Corporate Resource Services, Inc.:

Corporate Resource Services, Inc. provides diversified staffing, recruiting, and consulting services and offers trained employees in the areas of Insurance, Information Technology, Accounting, Legal, Engineering, Science, Healthcare, Life Sciences, Creative Services, Hospitality, Retail, General Business and Light Industrial work. The company's blended staffing solutions are tailored to our customers' needs and can include customized employee pre-training and testing, on-site facilities management, vendor management, risk assessment and management, market analyses and productivity/occupational engineering studies.

The Company's ability to deliver broad-based solutions provides its customers a "one stop shop" to fulfill their staffing needs from professional services and consulting to clerical and light industrial positions. Depending on the size and complexity of an assignment, Corporate Resource Services can create an on-site facility for recruiting, training and administration at the customers' location. Company recruiters have the latest state of the art recruiting resources available to help customers secure the best candidates in today's ever-changing marketplace. CRS's national network of recruiters has staffing experts that get excellent results by focusing within their areas of expertise.

The Company operates 207 staffing and on-site facilities in 37 states and the District of Columbia and it offers its services to a wide variety of clients in many industries, ranging from sole proprietorships to Fortune 1000 companies. To learn more, visit http://www.crsco.com.

This press release contains forward-looking statements, which are subject to risks and uncertainties. Such statements are based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. A number of these risks and other factors that might cause differences, some of which could be material, along with additional discussion of forward-looking statements, are set forth in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Source: Corporate Resource Services, Inc.

Read more: http://www.nasdaq.com/article/corporate-resource-services-acquires-temploy-inc-improves-its-margins-in-southern-california-20130308-00293#ixzz2NFdqvY9Y